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                                                                  Exhibit No. 99


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              ICF KAISER INTERNATIONAL, INC. CONSULTANTS, AGENTS,
                      AND PART-TIME EMPLOYEES STOCK PLAN
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         1.     Purpose.  The purpose of this plan ("Plan") is to promote the
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interests of ICF Kaiser International, Inc. ("ICF Kaiser") by affording its consultants, agents, and part-time employees an incentive, by means of an opportunity to acquire ICF Kaiser's Common Stock, par value $0.01 per share, and to share in the increase in the value of the Common Stock, to enter into a working relationship with the Company, to remain in the employ of the Company, and to exert their maximum efforts in its behalf.

         2.     Administration and Delegation.  The Plan shall be administered
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by the Chief Executive Officer ("CEO") of ICF Kaiser. In addition to his duties with respect to the Plan stated elsewhere in the Plan, the CEO or his Delegee shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as he/she deems desirable, and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations, and interpretations of the CEO shall be binding upon all persons. The CEO may delegate to any executive officer of ICF Kaiser (the "Delegee") the discretion (a) to select Participants to whom Options or Restricted Shares shall be granted from among the consultants, agents, and part-time employees of ICF Kaiser and its Subsidiaries and (b) as set forth below in the Plan, to perform such other functions of the CEO as are specified in this Plan with respect to Participants.

         3.     Shares Subject to the Plan.  The aggregate combined number of
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shares of Common Stock which may be covered by stock options ("Options") granted pursuant to the Plan or which may be granted as restricted shares ("Restricted Shares") is 1,000,000 shares, subject to adjustment under Section 7. Shares which may be delivered on exercise or settlement of Options may be previously issued shares reacquired by ICF Kaiser or authorized but unissued shares. Shares covered by Options that expire unexercised or are cancelled shall again be available for grant under the Plan. In any instance in which the Restricted Shares are forfeited back to the Corporation pursuant to Section 6 below), such shares shall again be available for grant under the Plan.

         4.     Eligibility.  The CEO or his Delegee shall from time to time in
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his/her discretion select the persons to whom Options and Restricted Shares shall be granted ("Participants") from among the consultants, agents, and part-time employees of ICF Kaiser and its consolidated subsidiaries.

         5.     Option Grants.
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                (a)  The CEO or his Delegee shall in his/her discretion
determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option. All Options granted under the Plan shall be non-qualified Options.

                (b) Except as provided in paragraph (d), each Option shall be for such term as the CEO or his Delegee shall determine, but not more than 5 years from the date it is granted, except that the term of an Option may extend up to 6 years from the date the Option is granted if the Participant dies within the 5th year following the date of grant.

                (c) The purchase price for each share of Common Stock subject to an Option shall be not less than the fair market value of the Common Stock, on the date the Option is granted.

                (d) Exercise of an Option shall be by written notice in the form and manner determined by the CEO or his Delegee. Except as otherwise determined by the CEO or his Delegee, no Option may be exercised to any extent before one year from the date of grant. The CEO or his Delegee in his/her discretion may (1) determine installment exercise terms for an Option under which it may be exercised in a series of

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cumulative installments, (2) prescribe rules limiting the frequency of exercise of Options or the minimum number of shares that may be exercised at any one time, (3) determine the form of consideration (including cash, shares of Common Stock, or any combination thereof) which may be accepted in payment of the purchase price of shares purchased pursuant to the exercise of an Option, and
(4) prescribe such other rules or conditions as he/she considers appropriate regarding the exercise of Options granted under the Plan.

                (e) Each Option shall be evidenced by a written instrument which shall state such terms and conditions which are not inconsistent with the provisions of the Plan as the CEO or his Delegee in his/her sole discretion shall determine and approve, including terms and conditions regarding the exercise of Options upon termination of any consultant's or agent's working relationship with ICF Kaiser or upon termination of any part-time employee's employment status.

                (f) The CEO or his Delegee or ICF Kaiser may, in their respective discretion, take other steps to enable ICF Kaiser to facilitate the payment of the exercise price of any Option granted pursuant to the Plan or for payment of tax withholding obligations, including but not limited to arranging for the provision of loans by, or other arrangements with, third parties, including but not limited to banks or brokers, with or without a guarantee of such loans by ICF Kaiser.

         6.     Restricted Shares
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                (a)    The CEO or his Delegee may from time to time, and subject
to the provisions of the Plan and such other terms and conditions as he/she may determine, grant Restricted Shares under the Plan. Each grant of Restricted Shares shall be evidenced by a written instrument which shall state the number of Restricted Shares covered by the grant and the terms and conditions which the CEO or his Delegee shall have determined with respect to such grant. Restricted Shares shall be whole shares of Common Stock.

                (b) A stock certificate representing the Restricted Shares granted to a Participant shall be registered in the Participant's name but shall be held in custody by ICF Kaiser for the Participant's account. The Participant generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote or otherwise act as a shareholder with respect to such Restricted Shares, except the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restriction Period (as defined herein) and the satisfaction of any other conditions prescribed by the CEO or his Delegee; (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to termination of the Restriction Period; (iii) the Participant shall forfeit and immediately transfer back to the Corporation without payment all of the Restricted Shares, and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of ICF Kaiser, if and when the Participant ceases to be a consultant, an agent, or a part-time employee of ICF Kaiser or any of its Subsidiaries prior to expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the CEO or his Delegee applicable to such Restricted Shares. Cash dividends, if any, with respect to the Restricted Shares shall be paid to the Participant.

                (c) Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the CEO or his Delegee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares.

                (d) Vesting of each grant of Restricted Shares shall require the Participant to remain a consultant, agent, or part-time employee of ICF Kaiser or of a Subsidiary for a prescribed period (the "Restriction Period"), which period may be subject to acceleration upon the occurrence of certain events, as

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the CEO or his Delegee may determine and specify in the written instrument evidencing such grant. The CEO or his Delegee shall determine the Restriction Period or Restrictions Periods which shall apply to the shares of Common Stock covered by each grant of Restricted Shares, provided that in no case shall the Restriction Period be less than one month, subject to adjustment as set forth above.

       7.   Adjustment Upon Changes in Capitalization.  If there is a change in
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the number or kind of outstanding shares of ICF Kaiser's stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, or if there is a distribution to shareholders of ICF Kaiser's Common Stock other than a cash dividend, appropriate adjustments shall be made by the CEO or his Delegee to the number and kind of shares subject to the Plan; the number and kind of shares under Option grants Restricted Shares grants then outstanding; the maximum number of shares available for Option grants under the Plan; the purchase price for shares of Common Stock covered by Options; and other relevant provisions, to the extent that the CEO or his Delegee, in his/her sole discretion, determines that such changes make such adjustments necessary to be equitable.

       8.   Nonassignability and Nontransferability of Options and Restricted
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Shares.  Options and Restricted Shares granted under the Plan shall be
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nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution.

       9.   Laws and Regulations.  The Plan, the grant and exercise of Options,
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the grant of Restricted Shares, and the obligation of ICF Kaiser to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations, and rules.

       10.  No Employment Rights.  Nothing in the Plan shall confer upon any
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Participant any right to continued employment or to a continuing working relationship with ICF Kaiser. Nothing in the Plan shall interfere with the right of ICF Kaiser or a Subsidiary to terminate the employment or working, consultant, or agency relationship of any Participant at any time.

       11.  Tax Withholding.  Any payment to or settlement with a Participant in
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cash, or in Common Stock, pursuant to any provision of the Plan shall be subject to withholding of income tax, FICA tax, or other taxes to the extent ICF Kaiser or a Subsidiary is required to make such withholding. Any required withholding payable by a Participant with respect to any tax may be paid in cash, in whole shares of Common Stock, or in a combination of whole shares of Common Stock and cash, having an aggregate fair market value equal to the amount of any required withholding obligation.

       12.  Termination; Amendments.
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            (a)  The Board of Directors of ICF Kaiser (the "Board") may at any
time terminate the Plan. Unless the Plan shall previously have been terminated by the Board, the Plan shall terminate on June 30, 2005. No Options or Restricted Shares may be granted after such termination.

            (b) The Board may at any time or times amend the Plan or amend any outstanding Options or Restricted Shares for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment of any outstanding Options or Restricted Shares shall contain terms or conditions inconsistent with the provisions of the Plan as determined by the CEO or his Delegee.

       13.  Effective Date.  The Plan shall become effective upon approval by
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the Board.

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